Exhibit 99.1

CBS RADIO INC.
INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The historical financial statements of CBS Radio Inc. (“CBS Radio”) included herein have been presented on a “carve-out” basis from CBS Corporation’s consolidated financial statements using the historical results of operations, cash flows, assets and liabilities of CBS Radio and include allocations of corporate expenses from CBS Corporation. These allocations reflect significant assumptions, and the financial statements do not fully reflect what CBS Radio’s financial position, results of operations or cash flows would have been had it been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of CBS Radio’s future results of operations, financial position or cash flows.

CBS RADIO INC.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues	$299.7	$317.0	$855.3	$894.1
Costs and expenses:
Operating	112.9	110.0	306.8	299.0
Selling, general and administrative	121.8	121.8	373.5	359.3
Depreciation	6.5	6.6	19.0	19.8
Restructuring charges	—	—	7.5	—
Total costs and expenses	241.2	238.4	706.8	678.1
Operating income	58.5	78.6	148.5	216.0
Interest expense	(20.7)	—	(59.8)	—
Income before income taxes	37.8	78.6	88.7	216.0
Provision for income taxes	(16.3)	(30.9)	(36.7)	(85.8)
Net income	$21.5	$47.7	$52.0	$130.2
Net income per basic and diluted share	$307,143	$681,429	$742,857	$1,860,000

Weighted average number of basic and diluted common shares outstanding	70	70	70	70

CBS RADIO INC.
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	At September 30, 2017	At December 31, 2016
Assets
Current Assets:
Cash	$30.1	$24.3
Receivables, less allowances of $8.4 (2017) and $6.9 (2016)	253.9	244.2
Prepaid income taxes	13.3	—
Prepaid expenses	25.9	22.3
Other current assets	17.0	13.8
Total current assets	340.2	304.6
Property and equipment, net	138.5	145.3
FCC licenses	2,545.4	2,545.4
Goodwill	1,331.8	1,331.8
Other assets	3.6	4.1
Total Assets	$4,359.5	$4,331.2
Liabilities and Stockholder's Equity
Current Liabilities:
Accounts payable	$39.1	$34.0
Accrued expenses	19.6	29.7
Accrued compensation	24.4	20.7
Accrued interest	12.7	7.5
Income taxes payable	—	20.5
Due to CBS	4.4	12.3
Other current liabilities	18.5	24.0
Current portion of long-term debt	10.6	10.6
Total current liabilities	129.3	159.3
Long-term debt	1,354.9	1,334.7
Deferred income tax liabilities, net	923.5	918.2
Other liabilities	58.8	58.6
Commitments and contingencies
Stockholder's Equity:
Series 1 common stock, par value $.01 per share; 500 shares authorized; 20 shares issued Series 2 common stock, par value $.01 per share; 500 shares authorized; 50 shares issued	—	—
Additional paid-in-capital	2,523.6	2,543.0
Accumulated deficit	(630.6)	(682.6)
Total Stockholder's Equity	1,893.0	1,860.4
Total Liabilities and Stockholder's Equity	$4,359.5	$4,331.2

CBS RADIO INC.
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended September 30,
	2017	2016
Operating Activities:
Net income	$52.0	$130.2
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation	19.0	19.8
Deferred income tax provision	5.4	5.6
Stock-based compensation expense	10.0	10.6
Change in assets and liabilities, net of investing and financing activities
(Increase) decrease in receivables	(9.8)	25.8
(Increase) decrease in prepaid expenses and other current assets	(4.8)	1.4
Decrease in accounts payable and accrued expenses	(4.2)	(20.5)
(Decrease) increase in income taxes	(34.3)	.5
Other, net	1.6	(1.8)
Net cash flow provided by operating activities	34.9	171.6
Investing Activities:
Capital expenditures	(16.3)	(14.0)
Proceeds from dispositions	1.0	8.0
Proceeds from sale of investments	—	3.8
Net cash flow used for investing activities	(15.3)	(2.2)
Financing Activities:
Proceeds from debt borrowings	40.2	—
Repayment of debt borrowings	(23.0)	—
Other financing activities	(1.5)	—
Net cash distribution to CBS	(29.5)	(174.0)
Net cash flow used for financing activities	(13.8)	(174.0)
Net increase (decrease) in cash	5.8	(4.6)
Cash at beginning of period	24.3	5.8
Cash at end of period	$30.1	$1.2
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$65.7	$79.7
Cash paid for interest	$51.6	$—

Non-cash investing activity:
Accruals for unpaid property and equipment additions	$1.7	$—